As filed with the Securities and Exchange Commission on August 6, 2010

Registration No.: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Michael J. Holmes, Chief Financial Officer

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Doney, Esq.

Akerman Senterfitt

401 East Jackson Street, Suite 1700

Tampa, Florida 33602

Telephone: (813) 209-5070

Facsimile: (813) 218-5404

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,000,000	$1.33 (2)	$3,990,000	$284.49

(1)	Represents an increase in the total number of shares reserved for issuance under the 2005 Stock Incentive Plan. A total of 5,000,000 shares previously has been registered under registration statements on Form S-8 (File Nos. 333-134631 and 333-166130) with respect to the 2005 Stock Incentive Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions of the 2005 Stock Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the common stock as reported on the NASDAQ Capital Market on August 2, 2010, which date was within five business days of the date of this filing.

STATEMENT UNDER GENERAL INSTRUCTION E —

REGISTRATION OF ADDITIONAL SECURITIES

Odyssey Marine Exploration, Inc. (the “Company”) previously filed registration statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-134631 and 333-166130) in connection with the registration of an aggregate of 5,000,000 shares of common stock to be issued under the Company’s 2005 Stock Incentive Plan.

Pursuant to General Instruction E of Form S-8, this registration statement is filed by the Company solely to register an additional 3,000,000 shares of the Company’s common stock for issuance under the 2005 Stock Incentive Plan. This increase was approved by the Company’s shareholders on June 3, 2010. Pursuant to Instruction E, the contents of the previously filed registration statements on Form S-8 (SEC File Nos. 333-134631 and 333-166130) are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits to this registration statement are listed in the Index to Exhibits on Page E-1 of this registration statement, which Index to Exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 6, 2010.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Michael J. Holmes
Michael J. Holmes Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 6, 2010, by the following persons in the capacities and on the dates indicated.

/s/ David J. Bederman	Chairman of the Board
David J. Bederman

/s/ Gregory P. Stemm	Chief Executive Officer (Principal Executive Officer)
Gregory P. Stemm

/s/ Michael J. Holmes	Chief Financial Officer (Principal Financial Officer)
Michael J. Holmes

/s/ Jay A. Nudi	Treasurer and Principal Accounting Officer
Jay A. Nudi

/s/ Mark D. Gordon	President, Chief Operating Officer, and Director
Mark D. Gordon

/s/ Bradford B. Baker	Director
Bradford B. Baker

/s/ David J. Saul	Director
David J. Saul

/s/ Jon D. Sawyer	Director
Jon D. Sawyer

INDEX TO EXHIBITS

Exhibit No.		Description

5.1	—	Opinion of Akerman Senterfitt.

23.1	—	Consent of Ferlita, Walsh & Gonzalez, P.A., Independent Accountants.

23.2	—	Consent of Akerman Senterfitt. (included in Exhibit 5.1).

E-1